EXHIBIT 99.1

Kona Grill, Inc. Reports Fourth Quarter and Full Year 2010 Results

Strong Increase in Q4 Same-Store Sales Drives Revenue Increase

SCOTTSDALE, Ariz., Feb. 10, 2011 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter 2010 Highlights

  Opened a new Kona Grill in Baltimore, Maryland
  Restaurant sales increased 11.2% to $22.2 million
  Same-store sales increased 6.4%
  Restaurant operating profit margin of 12.0%

"Our team delivered solid top-line results this quarter, including a 6.4% increase in same-store sales, helping us end the year on a strong note," said Marc Buehler, President and Chief Executive Officer of Kona Grill. "We have enjoyed increased momentum over the past several months, driven by various marketing and menu improvement initiatives.

"In fact, the fourth quarter of 2010 was also the fourth consecutive quarter in which we experienced positive traffic trends, which we believe demonstrates the strength and increasing popularity of our brand. We believe these strong results have laid the foundation for achieving profitability in 2011."

Fourth Quarter 2010 Financial Results

Restaurant sales increased 11.2% to $22.2 million from $20.0 million in the same year-ago quarter. The improvement reflects a 6.4% increase in same-store sales, as well as additional revenue from the new Kona Grill in Baltimore, Maryland, and incremental sales from the Company's Tampa, Florida restaurant opened in November 2009. This compares to flat same-store sales in the prior quarter and an 8.1% decrease in the fourth quarter of 2009.

Average weekly sales for the 21 restaurants in the comparable base were $70,900 during the fourth quarter of 2010, compared to $66,600 in the same year-ago period. Average weekly sales for restaurants not in the comparable base were $57,300 during the fourth quarter of 2010 versus $57,200 in the same year-ago period.

Net loss for the fourth quarter of 2010 was $0.5 million, or $0.05 per share compared to a net loss during the fourth quarter of 2009, excluding asset impairment and special charges, of $1.6 million, or $0.18 per share (see reconciliation of net loss excluding asset impairment and special charges below). Net loss for the fourth quarter of 2009 was $19.2 million, or $2.10 per share, including $16.9 million, or $1.85 per share, of non-cash asset impairment charges for underperforming restaurants and $0.7 million, or $0.07 per share, for special charges, including separation costs and legal fees associated with the Company's ongoing shareholder derivative suit.

Full Year 2010 Financial Results

Restaurant sales increased 8.0% to $87.6 million in 2010 from $81.1 million in 2009, primarily reflecting restaurant sales from four restaurants opened since the second quarter of 2009 and a 0.9% increase in same-store sales.

Net loss in 2010 was $1.6 million, or $0.17 per share, including $0.5 million, or $0.05 per share for legal fees and other expenses associated with the Company's contested proxy solicitation. This compares to a net loss in 2009 of $21.5 million, or $2.49 per share, which included $16.9 million, or $1.95 per share, for non-cash asset impairment charges and $1.6 million, or $0.18 per share, for special charges, including separation costs, legal and valuation fees, and the write-off associated with a lease amendment.

Financial Guidance

For the first quarter of 2011, the Company forecasts restaurant sales of $21.6 million to $22.6 million and a net loss of $0.4 million to $0.9 million, or $0.04 to $0.10 per share.

Conference Call

The Company will host a conference call to discuss fourth quarter 2010 financial results today at 5:00 PM ET.

Toll-free dial-in number: 1-866-226-1792

Direct/International: 1-416-340-2216

Conference ID#: 4088207

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the Company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available on the same day at 8:00 PM ET and until Thursday, February 17, 2011:

Toll-free replay number: 1-877-870-5176

Direct/International replay number: 1-858-384-5517

Replay Pin Number: 4088207

About Kona Grill

Kona Grill (Nasdaq:KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 25 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

The Kona Grill, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7895

Forward-Looking Statements

The financial guidance we provide for our first quarter 2011 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets	$ 3,951	$ 10,105
Other assets	650	668
Property and equipment, net	37,459	39,190
Total assets	$ 42,060	$ 49,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 8,829	$ 15,159
Long-term obligations	16,242	16,821
Stockholders' equity	16,989	17,983
Total liabilities and stockholders' equity	$ 42,060	$ 49,963
KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Restaurant sales	$ 22,246	$ 19,999	$ 87,589	$ 81,095
Costs and expenses:
Cost of sales	6,325	5,233	23,850	21,058
Labor	7,752	7,382	30,652	28,517
Occupancy	1,772	1,746	7,099	6,457
Restaurant operating expenses	3,723	3,588	14,179	13,156
General and administrative	1,616	2,062	7,072	8,200
Preopening expense	58	353	567	1,685
Depreciation and amortization	1,488	1,941	5,666	7,314
Asset impairment charge	--	16,915	--	16,915
Total costs and expenses	22,734	39,220	89,085	103,302
Loss from operations	(488)	(19,221)	(1,496)	(22,207)
Nonoperating income (expense):
Interest income and other, net	1	35	52	204
Interest expense	(4)	(21)	(123)	(174)
Loss from continuing operations before provision for income taxes	(491)	(19,207)	(1,567)	(22,177)
Provision for income taxes	--	--	10	65
Loss from continuing operations	(491)	(19,207)	(1,577)	(22,242)
Gain from discontinued operations, net of tax	--	--	--	690
Net loss	$ (491)	$ (19,207)	$ (1,577)	$ (21,552)

Net loss per share - basic and diluted(a):
Continuing operations	$ (0.05)	$ (2.10)	$ (0.17)	$ (2.57)
Discontinued operations	--	--	--	0.08
Net loss	$ (0.05)	$ (2.10)	$ (0.17)	$ (2.49)

Weighted average shares outstanding(a):
Basic	9,180	9,144	9,167	8,645
Diluted	9,180	9,144	9,167	8,645
___________
(a) For the purpose of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to June 9, 2009 by a factor of 1.2309 to reflect the impact of a bonus element associated with our rights offering of common stock issued to stockholders on June 9, 2009 (the date that the common stock was issued in conjunction with the stockholders' rights offering).
Reconciliation of net loss excluding asset impairment and special charges (1)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net loss	$ (491)	$ (19,207)	$ (1,577)	$ (21,552)
Asset impairment charge	--	16,915	--	16,915
Special charges included in general and administrative	--	655	451	1,566
Gain from discontinued operations, net of tax	--	--	--	(690)
Net loss excluding asset impairment and special charges	$ (491)	$ (1,637)	$ (1,126)	$ (3,761)

Net loss per share	$ (0.05)	$ (2.10)	$ (0.17)	$ (2.49)
Asset impairment charge	--	1.85	--	1.95
Special charges included in general and administrative	--	0.07	0.05	0.18
Gain from discontinued operations, net of tax	--	--	--	(0.08)
Net loss per share excluding asset impairment and special charges	$ (0.05)	$ (0.18)	$ (0.12)	$ (0.44)

(1) The Company believes excluding asset impairment and other special charges from its financial results is a useful measure to its investors as it provides a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.
Reconciliation of Restaurant Operating Profit to Loss from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, preopening expenses, or asset impairment charges. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Restaurant sales	$ 22,246	$ 19,999	$ 87,589	$ 81,095
Costs and expenses:
Cost of sales	6,325	5,233	23,850	21,058
Labor	7,752	7,382	30,652	28,517
Occupancy	1,772	1,746	7,099	6,457
Restaurant operating expenses	3,723	3,588	14,179	13,156
Restaurant operating profit	2,674	2,050	11,809	11,907
Deduct - other costs and expenses:
General and administrative	1,616	2,062	7,072	8,200
Preopening expense	58	353	567	1,685
Depreciation and amortization	1,488	1,941	5,666	7,314
Asset impairment charge	--	16,915	--	16,915
Loss from operations	$ (488)	$ (19,221)	$ (1,496)	$ (22,207)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	28.4	26.2	27.2	26.0
Labor	34.8	36.9	35.0	35.2
Occupancy	8.0	8.7	8.1	8.0
Restaurant operating expenses	16.7	17.9	16.2	16.2
Restaurant operating profit	12.0	10.3	13.5	14.7
Deduct - other costs and expenses:
General and administrative	7.3	10.3	8.1	10.1
Preopening expense	0.3	1.8	0.6	2.1
Depreciation and amortization	6.7	9.7	6.5	9.0
Asset impairment charge	--	84.6	--	20.9
Loss from operations	(2.2)%	(96.1)%	(1.7)%	(27.4)%

Certain amounts do not sum to total due to rounding.
CONTACT:  Kona Grill Investor Relations Contact:
          Liolios Group, Inc.
          Scott Liolios or Cody Slach
          Tel 949-574-3860
          info@liolios.com